Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

NAME (ALL 100% OWNED)	STATE OR JURISDICTION OF INCORPORATION OR ORGANIZATION
Novoste Sales Corporation	Florida
Novoste GmbH	Germany
Novoste SANV	Belgium
Novoste SA	France
Novoste BV	Netherlands

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